Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of OMNOVA Solutions Inc. on Form 10-Q for the quarter ended May 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: July 11, 2003	/s/ K. M. MCMULLEN
Kevin M. McMullen
Chairman, Chief Executive Officer and
President

/s/ M. E. HICKS
Michael E. Hicks
Senior Vice President and Chief Financial
Officer; Treasurer

A signed original of this written statement required by Section 906 has been provided to OMNOVA Solutions Inc. and will be retained by OMNOVA Solutions Inc. and furnished to the Securities and Exchange Commission or its staff upon request.